As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-266629
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan R. McKeag
Executive Vice President and Chief Financial Officer
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay L. Kim Executive Vice President, General Counsel and Chief Administrative Officer Heartland Financial USA, Inc. 700 Locust Street, Suite 400 Dubuque, Iowa 52001 (563) 589-2100	Cam C. Hoang Partner Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, MN 55402 (612) 340-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of Securities Act. ☐
__________________________

EXPLANATORY NOTE

Heartland Financial USA, Inc., a Delaware corporation (the Registrant"), is filing this post-effective amendment (this "Post-Effective Amendment") to the Registration Statement on Form S-3 ASR (File No. 333-266629), filed with the Securities and Exchange Commission (The"SEC") on August 8, 2022 (the "Registration Statement"), to amend Exhibit 107 originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of Exhibit 107 and the signature page to the Post-Effective Amendment. The balance of the Registration Statement remains unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Number	Description

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment to the Registration Statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 9th day of August, 2022.

HEARTLAND FINANCIAL USA, INC.
By:	/s/ Bruce K. Lee
Bruce K. Lee President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of August, 2022.

Signature	Title

*	President, Chief Executive Officer and Director (principal executive officer and duly authorized officer)
Bruce K. Lee

*	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

*	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

*	Director
Robert B. Engel

*	Director
Thomas L. Flynn

*	Director
Lynn B. Fuller

*	Director
Jennifer K. Hopkins

*	Director
Christopher S. Hylen

*	Director
Susan G. Murphy

*	Chairman
John K. Schmidt

*	Director
Martin J. Schmitz

*	Director
Kathryn Graves Unger

*	Director
Duane E. White

* /s/ Jay L. Kim	Attorney-in-Fact
Jay L. Kim

*    Jay L. Kim, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors and officers of the registrant pursuant to powers of attorney duly executed by such persons.